Exhibit 99.1

CarGurus Agrees to Acquire a Majority Stake in Instant Trade Platform, CarOffer

Acquisition Will Fuel CarGurus’ Platform Growth, With Expanded Capabilities To Help Dealers Buy and Sell Wholesale Inventory

Cambridge, MA, December 10, 2020 – CarGurus (Nasdaq: CARG), a leading global online automotive marketplace, today announced it has entered into a definitive agreement to acquire a 51% interest in Plano, TX-based CarOffer at an enterprise valuation of $275M, with the ability to buy the remaining equity interest in the company over the next three years. The deal is subject to certain regulatory approvals and other closing conditions.

CarOffer is an automated instant vehicle trade platform that is disrupting the traditional wholesale auction model with technology that enables dealers to bid, transact, inspect and transport seamlessly. The acquisition will add wholesale capabilities to CarGurus’ portfolio of dealer offerings, creating a complete and efficient digital solution for dealers to sell and acquire vehicles at both retail and wholesale. The expansion to wholesale is a key component of CarGurus’ overall platform strategy, which also includes acceleration of a robust digital retail offering for dealers and consumers.

“CarOffer is disrupting the traditional wholesale auction model in the same way that CarGurus gained our position as the leading online consumer automotive marketplace in the U.S.1, by leveraging technology, data and analytics to build more transparent solutions,” said Jason Trevisan, Chief Financial Officer at CarGurus. “The combination of CarGurus’ industry-leading dealer network and our Instant Market Value retail pricing, and CarOffer’s instant trade technology and logistics capabilities, creates a powerful selling platform. We believe we will be the most valuable partner to help dealers sell more cars at retail and now also sell and acquire cars in the wholesale channel.”

CarGurus is the largest automotive marketplace in the United States, with more visitors1 and more inventory than any other major online automotive marketplace2. The company

[1]

As measured by total visits (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)).

[2]

Based on publicly available information as of September 30, 2020, and the Comparative Analysis of U.S. Vehicle Listing Platforms, Bates White Economic Consulting, June 2020; major online automotive marketplaces in the U.S. include CarGurus.com, Autotrader.com, Cars.com, and TrueCar.com.

works with more than 30,000 dealers globally who subscribe to CarGurus’ listings and marketing services.

CarOffer was founded by auto industry veteran, Bruce Thompson, who brought the platform to market in August 2019. Unlike traditional vehicle auctions which require manual bidding and vehicle evaluation, CarOffer enables buying dealers to create standing buy orders and provides instant offers to selling dealers. The company’s proprietary Buying Matrix™ technology automatically matches the buy orders to vehicle inventory, allowing sellers to simply accept an offer and check out. Since its 2019 launch, CarOffer has experienced substantial growth, with more than 2,0003 dealership rooftops installed. The company processed over $350M4 in merchandise and service transactions in the third quarter of 2020.

“I’ve long admired the team at CarGurus for the innovation they have driven in the automotive retail sector, and the large consumer audience and dealer base they have built,” said Bruce Thompson, founder and CEO of CarOffer. “CarOffer gives dealers an entirely new way to win more trades, acquire more used inventory and ultimately sell more cars. We’ve seen rapid adoption of the platform since our launch, and with CarGurus’ investment and dealer reach, we can accelerate that pace and volume to reach even more dealers. The synergies we will create with CarGurus’ market data and pricing engine will enable us to provide tools and sourcing capabilities dealers desperately need.”

Upon closing, CarOffer will continue to operate independently under its current leadership and will retain its distinct brand and office location in Plano, Texas. Portico Capital is serving as the exclusive financial advisor to CarOffer in the transaction.

The transaction is expected to close in January 2021 pending the requisite regulatory approvals and satisfaction of other closing conditions.

[3]	CarOffer installed dealers are dealers that have signed an agreement with CarOffer to participate on the platform and have completed the onboarding process.
[4]

Total CarOffer transaction volume in Q3 2020 including gross vehicle value of Buying Matrix buy and sell transactions and Buy Center transactions as well applicable fees and transportation costs. Date of transaction is determined upon seller’s acceptance of offer, which precedes title transfer and completed inspection.

CarGurus will host a conference call and live webcast to discuss this transaction at 8:30 a.m. Eastern Time today, December 10, 2020. To access the conference call, dial 1-877-451-6152 for the U.S. or Canada, or 1-201-389-0879 for international callers. The live webcast and an associated investor presentation will be available on the Investors section of the company’s website at https://investors.cargurus.com.

An audio replay of the call will also be available beginning at approximately 11:30 a.m. Eastern Time today, December 10, 2020, until 11:59 p.m. Eastern Time on December 24, 2020, by dialing 1-844-512-2921 for the U.S. or Canada, or 1-412-317-6671 for international callers, and entering passcode 13713958. In addition, an archived webcast and the associated investor presentation will be available on the Investors section of the company’s website at https://investors.cargurus.com.

About CarGurus:

Founded in 2006, CarGurus (Nasdaq: CARG) is a global online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.

About CarOffer:

CarOffer is the automotive industry’s first instant trade platform for modern day retailing that helps dealers trade more, buy more and make more. Leveraging the power of data, national scale, and the company’s proprietary Buying Matrix™ technology, the platform helps dealers acquire and exchange used inventory more efficiently. Developed by one of the recognized pioneers in inventory management software, Bruce Thompson, the CarOffer platform is a singular seamless solution that can replace numerous service providers commonly used by dealerships, offering significant instant savings and efficiencies. For more information, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All product names, trademarks and registered trademarks are property of their respective owners.

© 2020 CarGurus, Inc., All Rights Reserved.

Press Contact:

Amy Mueller or Brian Kramer

CarGurus PR

617.949.2826

pr@cargurus.com

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: our expectations for the closing of the transaction and acquisition of additional equity interests; our expectation that the transaction will enhance our value proposition for dealers, including by creating a complete and efficient digital solution for dealers; our plans to independently operate CarOffer; our ability to accelerate CarOffer’s growth through our investment and dealer reach; expected transaction synergies; and the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: regulatory approval of the transaction with CarOffer or that other conditions to the closing of the transaction may not be satisfied; the potential impact on our or CarOffer’s business due to the announcement of the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement with CarOffer; our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions generally and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 5, 2020 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.